UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 8, 2014

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 8, 2014, Electro Rent Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s offices located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. As of August 11, 2014, the record date for the Annual Meeting, there were 24,008,489 shares of our common stock outstanding. Each share of our common stock was entitled to one vote at the Annual Meeting. Shares of our common stock representing 23,349,185 votes were represented at the Annual Meeting in person or by proxy, constituting a quorum for the Annual Meeting. The proposals presented at the Annual Meeting (which are described in the Company’s proxy statement which the Company filed with the Securities and Exchange Commission on September 10, 2014) and voting results for the proposals are set forth below:
Proposal 1 – Election of Directors
By the votes reflected below, our shareholders elected the following individuals to serve as directors until the 2015 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nancy Y. Bekavac	20,745,395	408,464	2,195,326
Karen J. Curtin	21,055,773	98,086	2,195,326
Theodore E. Guth	20,450,472	703,387	2,195,326
Daniel Greenberg	20,888,875	264,984	2,195,326
Joseph J. Kearns	21,053,665	100,194	2,195,326
James S. Pignatelli	21,048,682	105,177	2,195,326
Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm
By the votes reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,286,977	55,081	7,127	—
Proposal 3 – Advisory (Non-Binding) Resolution Regarding Executive Compensation (Say-On-Pay)
By the votes reflected below, our shareholders approved an advisory, non-binding resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on September 10, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,877,509	182,845	93,503	2,195,328

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: October 9, 2014	By:	/s/ Craig R. Jones
Craig R. Jones
Vice President and Chief Financial Officer